As filed with the Securities and Exchange Commission on April 4, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

HIGHER ONE HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	7389	26-3025501
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

115 Munson Street

New Haven, Connecticut 06511

(203) 776-7776

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

Thomas D. Kavanaugh, Esq.

General Counsel

Higher One Holdings, Inc.

115 Munson Street

New Haven, Connecticut 06511

(203) 776-7776

(Name, address, including zip code, and telephone number, including area code, of agent for service)

David Lopez, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

(212) 225-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Debt Securities (3)
Common Stock, par value $0.001 per share (4)
Preferred Stock, par value $0.001 per share (4)
Warrants (5)
Total (6)			$250,000,000 (7)	$32,200

(1)	The amount to be registered, proposed maximum offering price per unit and proposed maximum aggregate offering price for each class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act and Rule 457(o) under the Securities Act.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act.
(3)	Subject to note 7 below, there is being registered hereunder an indeterminate principal amount of Debt Securities of the registrant as may be sold from time to time by the registrant.
(4)	Subject to note 7 below, there is being registered hereunder an indeterminate number of shares of Common Stock and Preferred Stock of the registrant as may be sold from time to time by the registrant and, with respect to the Common Stock, by the selling security holders. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of Common Stock and Preferred Stock as may be issuable with respect to the shares being registered hereunder as a result of conversion, stock splits, stock dividends or similar transactions.
(5)	Subject to note 7 below, there is being registered hereunder an indeterminate principal amount of Warrants of the registrant as may be sold from time to time by the registrant, representing rights or obligations to purchase Preferred Stock, Common Stock or other securities, property or assets.
(6)	The securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(7)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $250,000,000 excluding accrued interest, if any, on any Debt Securities issued under this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED April 4, 2014

PROSPECTUS

Higher One Holdings, Inc.

$250,000,000

Debt Securities

Common Stock

Preferred Stock

Warrants

We or the selling security holders may from time to time offer and sell shares of our common stock, par value $0.001 per share, and we may from time to time offer and sell shares of our preferred stock, par value $0.001 per share, debt securities, or warrants, separately or together in any combination, in one or more offerings up to $250 million. We will provide the specific terms of these securities in supplements to this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with documents we incorporate by reference, before you invest in our securities. The prospectus supplement will contain more specific information about the offering and the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to carry out sales of securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “ONE.” On April 1, 2014, the last reported sale price of the shares of our common stock was $7.09 per share.

Investing in these securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before you make your investment decision.

Neither the Securities and Exchange Commission nor state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated             , 2014.

Prospectus

We are responsible for the information contained in this prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We and the selling security holders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date of this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, we or the selling security holders may offer and sell any combination of the securities identified in this prospectus.

This prospectus only provides you with a general description of the securities that may be offered. Each time we or the selling security holders sell securities using this shelf registration, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read in their entirety both this prospectus and any accompanying prospectus supplement, together with the additional information described under the section entitled “Additional Information”, before deciding to invest in any of the securities being offered.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein is accurate as of any date other than the date on the front of each document, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since then.

In this prospectus, unless otherwise specified or the context otherwise requires, we use the terms the “Company,” “we,” “us” and “our” to refer to Higher One Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.

FORWARD LOOKING STATEMENTS

Some of the statements contained in this prospectus constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the development and introduction of new products, and the implementation of our marketing and branding strategies. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology.

The forward-looking statements contained in this prospectus reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to, those factors described in “Risk Factors.” Some of these factors include:

•	costly compliance and regulatory requirements in connection with our business and services;

•	exposure to fines, restitution and litigation and impact on business practices from regulatory reviews, examinations and enforcement actions;

•	competitive pressures that affect the fees that we charge;

•	increasingly intense legislative and regulatory scrutiny of fees charged for financial services;

•	our reliance on our bank partner for certain banking services;

•	substantial and increasing competition in the industries in which we do business;

•	the length and unpredictability of the sales cycle for signing potential higher education institutional clients;

•	our dependence on relationship with higher educational institutions and student usage of products and services;

•	our ability to cross-sell products and services and integrate acquired businesses and technologies;

•	risks associated with expanding our business and operations internationally;

•	global economic and financial conditions impacting trends in consumer spending;

•	our ability to manage future growth effectively;

•	our reliance on our founders and other key members of executive management;

•	our ability to obtain and retain subsidies and credits in connection rehabilitation and development of commercial buildings;

•	changes in the convenience fees that we charge in connection with payment transactions;

•	availability of financial aid and dependence on the current government financial aid regime that relies on the outsourcing of financial aid disbursements through higher education institutions;

•	changes to the MasterCard association registration of us and our bank partner;

•	the cost and risks associated with intellectual property infringement claims and current and future litigation against us;

•	restrictions placed by terms of our credit agreement on our business and operations;

•	the outsourcing of critical operations;

•	our ability to maintain adequate security measures for our data systems;

•	the emerging nature of our industry and market;

•	our ability to maintain and develop our brand in a cost-effective manner;

•	our ability to update and improve our existing products and services, develop new ones and manage future growth effectively;

•	the integration of acquired businesses and technologies and our ability to appropriately assess the risks in transactions;

•	liability to our customers or loss of customers if we provide poor service or if our systems or products experience failures and our ability to limit our liabilities by contract or through insurance;

•	our ability to protect and enforce our intellectual property rights; and

•	the ability of our subsidiaries to distribute cash; and

The forward-looking statements contained in this prospectus reflect our views and assumptions only as of the date of this prospectus. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

HIGHER ONE HOLDINGS, INC.

We are a leading provider of technology-based refund disbursement, payment processing and data analytics services to the higher education industry. We also provide campus communities with convenient and student-oriented banking services, which include extensive user-friendly features, through our bank partners.

The disbursement of financial aid and other refunds to students is a highly regulated, resource-consuming and recurrent obligation of higher education institutions. The student disbursement process has historically been mainly paper-based, costly and inefficient at most higher education institutions. Institutions are facing increasing pressure to improve administrative efficiency and the quality of service provided to students, to streamline regulatory compliance in respect of financial aid refunds, and to reduce expenses.

We believe our products provide significant benefits to both higher education institutions as well as their campus communities, including students. For our higher education institution customers, we offer our OneDisburse® Refund Management® disbursement service. Our disbursement service facilitates financial aid and other refunds to students, while simultaneously enhancing the ability of our higher education institutional clients to comply with the federal regulations applicable to financial aid transactions. By using our refund disbursement service, our clients save on the cost of handling disbursements, improve related business processes, increase the speed with which students receive their refunds and ensure compliance with applicable regulations.

Students at institutions that use the OneDisburse service may choose to have their refunds delivered via ACH transfer to any bank account, via paper check or via direct deposit to a OneAccount. The OneAccount is an optional Federal Deposit Insurance Corporation, or FDIC,-insured deposit account serviced by Higher One and provided by our bank partners. Campus community members that opt to open a OneAccount may use their Higher One debit MasterCard® to make purchases and withdraw money from Higher One ATMs. The OneAccount is cost competitive and tailored to the campus communities that we serve, providing students with convenient and fast access to disbursement funds.

We also offer payment transaction services through our CASHNet® suite of payment products, which are primarily software-as-a-service solutions that facilitate electronic payment transactions allowing higher education institutions to receive easy and cost effective electronic payments from students, parents and others for essential education-related financial transactions. Features of our payment services include online bill presentment and online payment capabilities for tuition and other fees.

We purchased substantially all of the assets of Campus Labs, LLC in August 2012 and began offering the Campus Labs® suite of data analytics products to higher education institutions during the third quarter of 2012. We purchased substantially all of the assets of Sallie Mae, Inc.’s Campus Solutions business in May 2013, which provides refund disbursement and payment solutions, including tuition payment plans, to higher education institutions.

We are a Delaware corporation headquartered in New Haven, Connecticut. Our principal executive offices are located at 115 Munson Street, New Haven, CT 06511 and our telephone number is (203) 776-7776. Our website is http://www.higherone.com/index.php. Information on, or accessible through, this website is not a part of, and is not incorporated by reference into, this prospectus or any prospectus supplement.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the specific risks described in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus, in any subsequent Quarterly Report on Form 10-Q, in the applicable prospectus supplement and in the documents incorporated by reference into this prospectus before making an investment decision.

If any of the risks described in these documents actually materializes, our business, financial condition, results of operations and prospects could be materially adversely affected. As a result, the value of our securities could decline and you could lose part or all of your investment. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially affect our business, financial condition, results of operations and prospects. See the section entitled “Additional Information” beginning on page 19 of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including working capital, capital expenditures, investments in loans to subsidiaries, acquisitions and refinancing of debt, including outstanding commercial paper and other short-term indebtedness. Unless otherwise indicated in the applicable prospectus supplement, we will not receive any proceeds from the sale of any securities by selling security holders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

Our ratio of earnings to combined fixed charges and preferred dividends for any given period is equivalent to our ratio of earnings to fixed charges.

	Fiscal Years
	2009	2010	2011	2012	2013
Ratio of Earnings to Fixed Charges(1)	24.6x	36.6x	71.9x	50.0x	8.0x

(1)	For purposes of this ratio, earnings are based on income from continuing operations before income taxes and before fixed charges. Fixed charges consist of interest expense, capitalized interest and one-third of rent expense, which approximates the interest factor of such rent expense.

DESCRIPTION OF CAPITAL STOCK

General

We were incorporated in Delaware in 2008. Our certificate of incorporation and bylaws were amended and restated in June 2010. The following summary of the terms of our capital stock, our certificate of incorporation and our bylaws, as amended and restated, and any references to Delaware law are subject to, and qualified in their entirety by, reference to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and to the Delaware General Corporation Law. See “Additional Information”.

Common Stock

We may issue up to 200,000,000 shares of common stock, $0.001 par value per share. As of March 31, 2014, we had 59,122,908 shares of our common stock issued of which 47,209,882 were outstanding.

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. In addition, holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights.

In the event of any reorganization of Higher One Holdings, Inc. with one or more corporations or a merger or share exchange of Higher One Holdings, Inc. with another corporation in which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property, including cash, all holders of our common stock will be entitled to receive with respect to each share held the same kind and amount of shares of stock and other securities and property, including cash. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Our outstanding shares of common stock, including the shares offered by us in this offering, when issued and paid for, are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

We may issue up to an aggregate of 20,000,000 shares of preferred stock, $0.001 par value per share. As of April 4, 2014, there are no shares of preferred stock outstanding.

Our board of directors may, from time to time, direct the issue of shares of preferred stock in series and may, at the time of issue, determine the designation, powers, rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of Higher One Holdings, Inc. before any payment is made to the holders of common stock. Under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of securities of Higher One Holdings, Inc. or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, the board of directors may issue shares of preferred stock with voting and conversion rights that could adversely affect the holders of shares of common stock.

When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus, including, without limitation:

•	the specific designation and number of shares to be issued;

•	the stated value per share of such preferred stock;

•	the initial public offering price at which shares of such series of preferred stock will be sold;

•	the annual rate of dividends on such preferred stock during the initial dividend period with respect thereto and the date on which such initial dividend period will end;

•	the dividend rate or rates (or method of calculation);

•	whether dividends will be cumulative or non-cumulative;

•	the minimum and maximum applicable rate for any dividend period;

•	the dates on which dividends will be payable, the date from which dividends will accrue and the record dates for determining the holders entitled to such dividends;

•	any redemption or sinking fund provisions; and

•	any additional dividend, redemption, liquidation or other preference or rights and qualifications, limitations or restrictions of such preferred stock.

Pre-emptive Rights

Our shareholders are not entitled to pre-emptive rights to subscribe for additional issuances of common stock or any other class or series of common stock or any security convertible into such stock.

Certain Certificate of Incorporation and Bylaw Provisions

Our certificate of incorporation divides the board into three classes, as nearly equal in number as possible, serving staggered terms. About one-third of the board will be elected annually, and each member will serve a three-year term. Under Delaware law, directors of a corporation with a classified board may only be removed for cause unless the certificate of incorporation provides otherwise. Our certificate of incorporation does not provide that our shareholders can remove the directors without cause.

The certificate of incorporation provides that shareholder action can be taken only at an annual or special meeting of shareholders and cannot be taken by written consent in lieu of a meeting. Our bylaws provide that, except as otherwise required by law, special meetings of the shareholders can only be called pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office or by the chairman of the board. Shareholders are not permitted to call a general meeting or to require the board of directors to call a general meeting. The bylaws establish an advance notice procedure for shareholder proposals to be brought before a general meeting of shareholders, including proposed nominations of persons for election to the board of directors. Shareholders at a general meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a shareholder who was a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting.

The certificate of incorporation provides that the provisions of Section 203 of the Delaware General Corporation Law, which relate to business combinations with interested shareholders, will apply to Higher One Holdings, Inc. Section 203 provides that, subject to certain exceptions, an “interested stockholder” of a Delaware corporation may not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the date that the stockholder becomes an interested stockholder.

Our board of directors is permitted to alter the provisions of our bylaws without obtaining shareholder approval.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by the Delaware General Corporation Law as in effect from time to time. Our bylaws provide that, to the full extent permitted by law, we will indemnify any person made or threatened to be made a party to any action by reason of the fact that the person is or was our director or officer, or serves or served as a director or officer of any other enterprise at our request.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Limited.

Listing

Our common stock trades on the New York Stock Exchange under the symbol “ONE”.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities, which may be convertible or non-convertible, in one or more series.

The following is a summary of certain general terms and provisions of the debt securities and the indenture, but they are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The particular terms of the debt securities offered by any prospectus supplement and the extent these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the indenture, any related documents and those made a part of the indenture by the Trust Indenture Act. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and any related documents before investing in our debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and any limit on the aggregate principal amount of the debt securities;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities are convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable;

•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the dates on which the debt securities may be issued, the maturity date and other dates of payment of principal;

•	redemption or early repayment provisions;

•	authorized denominations if other than denominations of $2,000 and multiples of $1,000 in excess thereof;

•	the form of the debt securities;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depositary for global securities;

•	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	any restriction or condition on the transferability of the debt securities;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	the extent to which a secondary market for the securities is expected to develop;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	place or places where we may pay principal, premium, if any, and interest and where holders may present the debt securities for registration of transfer, exchange or conversion;

•	place or places where notices and demands relating to the debt securities and the indentures may be made;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•	any index or formula used to determine the amount of payments of principal of, premium, if any, or interest on the debt securities and the method of determining these amounts;

•	any provisions relating to compensation and reimbursement of the trustee;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and

•	additional terms not inconsistent with the provisions of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture. Such additional notes will have the same terms as to ranking, redemption, waivers, amendments or otherwise as the applicable series of notes, and will vote together as one class on all matters with respect to such series of notes. In addition, we will describe in the applicable prospectus supplement, material United States federal tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than United States dollars. Any taxes withheld or deducted from payments in respect of the debt securities and paid to the relevant tax authority shall be deemed to have been paid to the applicable holder. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Events of Default

Under the terms of the indenture, each of the following constitutes an event of default for a series of debt securities unless it is either inapplicable to a particular series or it is specifically deleted or modified:

•	default for 30 days in the payment of any interest when due;

•	default in the payment of principal, or premium, if any, when due at maturity, upon redemption or otherwise;

•	default for 30 days in the payment of any sinking fund installment, if any, when due;

•	default in the performance, or breach, of any covenant or agreement in the indenture for 90 days after written notice;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default described in the applicable company order or supplemental indenture under which the series of debt securities is issued.

We are required to furnish the trustee annually with an officer’s certificate as to our compliance with all conditions and covenants under the indenture. The indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of the principal of, premium, if any, or interest on the debt securities, if it considers it in the interests of the holders of the debt securities to do so.

Effect of an Event of Default

If an event of default exists (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of and all accrued but unpaid interest on all outstanding debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the event of default may, without further act, be deemed to have been waived and such declaration may, without further act, be deemed to have been rescinded and annulled subject to conditions specified in the indenture.

If an event of default in the case of certain events of bankruptcy, insolvency or reorganization exists, the principal amount of all debt securities outstanding under the indenture shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indenture (other than the payment of any amounts on the debt securities furnished to it pursuant to the indenture) at your (or any other person’s) request, order or direction, unless you have (or such other person has) offered to the trustee reasonable security or indemnity. Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

Legal Proceedings and Enforcement of Right to Payment

You will not have any right to institute any proceeding in connection with the indenture or for any remedy under the indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities must have made written request, and offered reasonable security or indemnity, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security and to institute a suit for the enforcement of that payment.

Modification and Waiver

Modification

We and the trustee may modify and amend the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	extend the stated maturity of the principal of, or any installment of interest on, any outstanding debt security;

•	reduce the principal amount of or the interest on or any premium payable upon the redemption of any outstanding debt security;

•	change the currency in which the principal amount of and premium, if any, or interest on any outstanding debt security is denominated or payable;

•	reduce the principal amount of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof;

•	impair your right to institute suit for the enforcement of any payment on any outstanding debt security after the stated maturity or redemption date;

•	materially adversely affect the economic terms of any right to convert or exchange any outstanding debt security;

•	reduce the percentage of the holders of outstanding debt securities necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture or certain defaults and consequences of such defaults; or

•	modify any of these provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected.

Waiver

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, generally waive any past default under the indenture and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or any interest on, any debt security of that series or a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected cannot be so waived.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

SELLING SECURITY HOLDERS

This prospectus also relates to the possible resale by certain of our security holders of up to 7,357,633 shares of our common stock that were issued and outstanding prior to the date of filing of the registration statement of which this prospectus forms a part. The shares included for potential sale by this prospectus were issued to the holders thereof in connection with a Series E round of financing in 2008.

The identity of any selling security holders, including any material relationship between us, our affiliates or predecessors, and a selling security holder within the last three years, the number of shares of our common stock held by a selling security holder before and after the offering, the number of shares of common stock to be offered by a selling security holder, the percentage of our shares of common stock held by a selling security holder before and after the offering, and the price and terms upon which our shares of common stock are to be sold by a selling security holder will be set forth in a prospectus supplement to this prospectus.

No security holder will be authorized to use this prospectus for an offering of our securities without first obtaining our consent. Selling security holders may not sell any shares of our common stock pursuant to this prospectus until we have identified the selling security holder and the shares being offered for resale by the selling shareholder in a subsequent prospectus supplement. However, selling security holders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell securities from time to time in one or more transactions separately or in combination. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we designate may solicit offers to purchase the securities.

•	If required, we will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act, of any of the securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of the securities.

•	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

•	We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell the securities.

We may use a dealer to sell the securities.

•	If we use a dealer, we will sell the securities to the dealer, as principal.

•	The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

•	We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

•	We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

Any underwriter, agent or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Unless otherwise specified in connection with a particular underwritten offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the underwriters may reduce that short position by purchasing securities in the open market or as otherwise provided in the applicable prospectus supplement. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement that includes this prospectus).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

Sales by Selling Security holders

Selling security holders may use this prospectus in connection with resales of securities they hold as described in the applicable prospectus supplement. The applicable prospectus supplement will identify the selling security holders, the terms of the securities and any material relationships we have with the selling security holders. Selling security holders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise provided in a prospectus supplement, the selling security holders will receive all the proceeds from the sale of the securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Control over Financial Reporting) incorporated into this Prospectus by reference to the Annual Report on Form 10-K of Higher One Holdings, Inc. for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Campus Solutions, a line of business of SLM Corporation, as of December 31, 2012, and for the year then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. We also maintain a website at ir.higherone.com that contains information concerning us, including the reports we file with the SEC. Other than the documents specifically incorporated by reference into this prospectus below, the information contained or referred to on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

The following documents, which have been filed with the SEC (File No. 001-34779), are incorporated herein by reference:

•	Our annual reports on Form 10-K and 10-K/A for the fiscal year ended December 31, 2013, filed with the SEC on March 10, 2014 and April 4, 2014, respectively;

•	Our current report on Form 8-K/A filed with the SEC on July 23, 2013;

•	Our current report on Form 8-K filed with the SEC on April 4, 2014;

•	The description of the common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 15, 2010 under the Exchange Act and any amendments or reports filed with the SEC for the purpose of updating such description.

In addition, all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are deemed incorporated by reference into this prospectus and a part hereof from the date of filing of those documents. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of our current reports on Form 8-K, including the related exhibits, is not incorporated by reference in this registration statement.

Any statement contained in any document incorporated by reference shall be deemed to be amended, modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or a later document that is or is considered to be incorporated by reference herein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded shall not be deemed to constitute a part of this prospectus, except as so amended, modified or superseded.

Statements contained in this registration statement or any prospectus supplement as to the contents of any contract or other document that is filed or incorporated by reference as an exhibit to the registration statement are not necessarily complete and we refer you to the full text of the contract or other document filed or incorporated by reference as an exhibit to the registration statement.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this prospectus. Requests for such documents should be directed to Higher One Holdings, Inc., 115 Munson Street, New Haven, CT 06511, Attention: General Counsel, (203) 776-7776.

Higher One Holdings, Inc.

Debt Securities

Common Stock

Preferred Stock

Warrants

PROSPECTUS

We are responsible for the information contained in this prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We and the selling security holders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date of this prospectus.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following table shows the costs and expenses, other than underwriting discounts and commissions, payable in connection with the issuance and distribution of the securities being registered. Except as otherwise noted, we will pay all of these amounts. All amounts except the SEC registration fee are estimated.

SEC registration fee	$32,200
Accounting fees and expenses	50,000
Legal fees and expenses	100,000
Printing fees and expenses	25,000
Transfer agent and registrar fees and expenses	20,000
Miscellaneous	25,000

Total	252,200

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise. Our amended and restated certificate of incorporation and amended and restated bylaws provide for indemnification by the registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the Delaware General Corporation Law.

We have entered into indemnification agreements with each of our directors providing for such directors’ indemnification. We have liability insurance covering our directors and officers for claims asserted against them or incurred by them in such capacity.

In connection with an offering of securities registered hereunder, we may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules

See Exhibit Index beginning on page II-6 of this registration statement.

Item 17.	Undertakings

A.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D.	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New Haven, State of Connecticut, on April 4, 2014.

Higher One Holdings, Inc.

/s/ Mark Volchek
By:	Mark Volchek President, Chief Executive Officer and Director

Power of Attorney

We, the undersigned officers and directors of Higher One Holdings, Inc., hereby severally and individually constitute and appoint Christopher Wolf and Thomas Kavanaugh each of them, the true and lawful attorneys-in-fact and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) (i) any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents or instruments necessary or advisable in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, each of said attorneys-in-fact and agents have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in and about the premises, as fully to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys-in-fact and agents or each of them to any and all such amendments and instruments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Volchek Mark Volchek	President, Chief Executive Officer and Director (principal executive officer)	April 4, 2014

/s/ Christopher Wolf Christopher Wolf	Chief Financial Officer (principal financial officer)	April 4, 2014

/s/ Miles Lasater Miles Lasater	Chairman of the Board of Directors	April 4, 2014

/s/ Paul Biddelman Paul Biddelman	Director	April 4, 2014

/s/ Samara Braunstein Samara Braunstein	Director	April 4, 2014

/s/ David Cromwell David Cromwell	Director	April 4, 2014

Signature	Title	Date

/s/ Stewart Gross Stewart Gross	Director	April 4, 2014

/s/ Robert Hartheimer Robert Hartheimer	Director	April 4, 2014

/s/ Dean Hatton Dean Hatton	Director	April 4, 2014

/s/ Patrick McFadden Patrick McFadden	Director	April 4, 2014

/s/ Charles Moran Charles Moran	Director	April 4, 2014

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement relating to Common Stock.

1.2*	Form of Underwriting Agreement relating to Preferred Stock.

1.3*	Form of Underwriting Agreement relating to Debt Securities.

1.4*	Form of Underwriting Agreement relating to Warrants.

3.1	Second Amended and Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on June 18, 2010 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2010 (File No. 001-34779) filed with the SEC on August 12, 2010).

3.2	Bylaws of the Registrant effective as of June 16, 2010 (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2010 (File No. 001-34779) filed with the SEC on August 12, 2010).

4.1	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1, as amended (File No. 333-165673), filed with the SEC on May 26, 2010).

4.2*	Form of Certificate of Preferred Stock and Form of Certificate of Designations.

4.3	Form of Indenture.

4.4	Form of Debt Security (included in Exhibit 4.3).

4.5*	Form of Warrant Agreement.

5.1	Opinion of Cleary Gottlieb Steen and Hamilton LLP.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included Exhibit 5.1).

24.1	Power of Attorney (included in the signature page of this Registration Statement).

25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939.

*	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.